SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2015 (February 26, 2015)

MIX 1 LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

10575 N. 114th Suite 103

Scottsdale, AZ 85259

Tel. (480) 344-7770

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MIX 1 LIFE, INC.

Form 8-K

Current Report

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 26, 2015, Mix 1 Life, Inc. (the “Company”) entered into that certain Letter of Intent (the “LOI”) with Shadow Beverage and Snack, LLC, an Arizona limited liability company (“Shadow”), pursuant to which the Company contemplates the purchase of the “No Fear” brand asset (“No Fear”) from Shadow (the “Asset Acquisition”). Subject to the completion of due diligence and execution of the definitive agreement by the Company and Shadow, the Company shall acquire One Hundred Percent (100%) of Shadow’s interest in the No Fear brand only. As consideration for the No Fear brand, the Company shall pay to Shadow an aggregate of Twelve Million ($12,000,000) USD (the “Purchase Price”). The Asset Acquisition, as set forth in the LOI, contemplates a closing date of March 31, 2015.

The preceding description of the LOI and Asset Acquisition is a brief summary of the terms and does not purport to be complete, and is qualified in its entirety by reference to the LOI, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Exhibit Description
10.1	Letter of Intent between Shadow Beverage and Snack, LLC and the Company dated February 26, 2015.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX 1 LIFE, INC.

Date: February 27, 2015	By:	/s/ Cameron Robb
Cameron Robb
Chief Executive Officer